UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 15, 2025

DATACENTREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10557-B Jefferson Blvd., Los Angeles, CA 90232

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

Thumzup Media Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	TZUP	The Nasdaq Stock Market LLC

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 22, 2025 and November 26, 2025, on August 18, 2025, Datacentrex, Inc. (formerly, Thumzup Media Corporation), a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Dogehash Technologies, Inc. (“Dogehash”), a Nevada corporation, pursuant to which the Company agreed to acquire Dogehash (the “Acquisition”).

On December 8, 2025, the Company received stockholder approval of the transactions contemplated by the Merger Agreement, and on December 15, 2025, Merger Sub and Dogehash filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State pursuant to which, effective as of December 15, 2025 (the “Effective Time”), Merger Sub merged with and into Dogehash with Dogehash surviving as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company issued an aggregate of 13,835,188 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Sock”), and 16,239.812 shares of its newly designated Series D Convertible Preferred Stock (“Series D”) convertible into an aggregate of 16,329,812 shares of the Company’s Common Stock to the stockholders of Dogehash in exchange for 100% of the outstanding capital stock of Dogehash.

The foregoing description of the Acquisition, the Merger Agreement and the Articles of Merger contained in this Item 2.01 are not complete and are qualified in their entirety by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2025, including the Merger Agreement, which is filed as Exhibit 2.1 thereto, and which is incorporated by reference herein, the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2025, which is incorporated by reference herein, and the Articles of Merger which is filed as Exhibit 3.1 hereto, and which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 regarding the issuance of the Shares and Series D to the stockholders of Dogehash pursuant to the Merger Agreement is incorporated herein by reference. The foregoing Shares and Series D, including any shares of Common Stock issuable upon conversion of Series D, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were issued in reliance on exemptions from registration under the Securities Act afforded by Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and may not be resold without registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01, 3.02 and Item 5.02 are incorporated herein by reference.

As a result of the completion of the Acquisition on December 15, 2025, a change of control of the Company occurred, and Dogehash became a wholly-owned subsidiary of the Company. As of the Effective Time, the former Dogehash stockholders own approximately 45.17% of the Company’s outstanding Common Stock and 61.07% of the voting power of the combined company, inclusive of shares of Common Stock issuable upon conversion of the Series D, and the Company’s stockholders prior to the Merger retain 54.83% and 38.93% (after giving effect to the conversion of the Series D) of the outstanding Common Stock and voting power of the combined company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time the Board of Directors of the Company (the “Board of Directors” or “Board”) was set at five members. Parker Scott was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company and its subsidiaries, and Robert Steele resigned as Chief Executive Officer of the Company and its subsidiaries and was appointed as Chief Financial Officer of the Company.

In addition, at the Effective Time, Isaac Dietrich resigned as Chief Financial Officer of the Company as well as a member of the Board of Directors of the Company. Furthermore, each of Paul Dickman and Joanna Massey resigned as members of the Board of Directors of the Company and each of its subsidiaries and all committees thereof. The foregoing resignations were not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, the Company’s management or the Board of Directors.

As of the Effective Time, Parker Scott, Christopher R. Moe and Allan Evans were also appointed as independent directors to fill the vacancies created by the resignations by Isaac Dietrich, Paul Dickman, and Joanna Massey. In addition, Mr. Moe and Mr. Evans were appointed as members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. As of the Effective Time, Mr. Moe was appointed as Chair of the Audit Committee, Mr. Evans was appointed Chair of the Compensation Committee and Mr. Ensey was nominated as Chair of the Nominating and Corporate Governance Committee.

The below sets forth information on the Company’s executive officers and directors as of the Effective Time:

Parker Scott, Chief Executive Officer and Director

Mr. Scott is a finance and business development executive with over a decade of experience in capital markets, digital asset mining, biotechnology, and advanced energy industries. From January 2025 until its Acquisition at the Effective Time, he served as Chief Executive Officer of Dogehash, leading the company’s strategy to become one of the most competitive and profitable Scrypt-based miners in North America. Prior to joining Dogehash, Mr. Scott served as Chief Financial Officer of PolarityBio, where he was responsible for financial strategy, capital formation, and investor engagement in connection with the company’s regenerative medicine platform. He previously held the position of Vice President of Business Development at ASP Isotopes, Inc. (NASDAQ: ASPI), a nuclear energy and Advanced Isotope commercialization company, where he focused on strategic partnerships, fundraising, and market development. In addition to his operating roles, Mr. Scott has provided extensive advisory and consulting services to companies in the digital asset mining industry, assisting with large-scale infrastructure development, fundraising, and investor relations. He has worked closely with both private and public companies in the sector, bringing a unique combination of capital markets experience and operational expertise to the rapidly evolving digital asset ecosystem. Mr. Scott began his career in global equity research at Goldman Sachs and later at a special situations hedge fund, where he specialized in market analysis, capital allocation, and portfolio strategy. Since 2018, he has founded, advised, and managed companies in the cryptocurrency, biotechnology and energy industries, with a focus on financial structuring, business development, and shareholder value creation. Mr. Scott is qualified to serve as a director of the Company because of his experience as Chief Executive Officer of Doge.

Robert Steele, Chief Financial Officer and Director

Mr. Steele served as Chief Executive Officer of the Company from October 2020 until the Effective Time and has served as a director of the Company since October 2020. Since October 2019, Mr. Steele has operated a consulting business that has provided investor relations, financial, sales and marketing consulting services to various clients. Mr. Steele was the Director of Client Positioning at IRTH Communications, LLC from January 2017 to September 2019. From May 2016 through December 2016, Mr. Steele was an independent consultant rendering sales, marketing and investor relations services. From January 2010 to May 2016, Mr. Steele was the President of Rightscorp, Inc. “Rightscorp”). While at Rightscorp, Mr. Steele designed and deployed patented intellectual property software as a service (SaaS) tools that were used by major brands like Warner Bros. to protect their intellectual property. As President of Rightscorp, Mr. Steele led the design of the software used by clients like Sony/ATV and BMG. BMG successfully used Mr. Steele’s technology to win a landmark $25 million judgment against Cox Communications for copyright infringement. Mr. Steele holds a BS in Electronic and Computer Engineering from George Mason University. We believe Mr. Steele is qualified to serve as a member of the Board due to his extensive experience as an executive at publicly traded companies and his demonstrated expertise in technology.

Christopher Ensey, Director

Mr. Ensey has served on the Company’s Board since October 2025. From 2019 to 2024, Mr. Ensey served as a senior technology and cybersecurity executive across multiple leading organizations. Since 2023, Mr. Ensey has served as Chief Executive Officer of Alignment Engine, where he leads initiatives in AI/HPC datacenter design and GPU interconnect hardware, guiding company strategy, fundraising, and market positioning. Prior to this, as Founding Partner and Chief Technology Officer of Gulp Data from 2021 to 2023, Mr. Ensey developed and scaled an AI-driven data valuation platform, establishing robust enterprise partnerships and overseeing engineering. Mr. Ensey also served as Chief Technical Advisor to Gryphon Digital Mining (now American Bitcoin Mining Corp.) (NASDAQ: ABTC) from June 2021 to January 2024. From 2020 to 2021, he served as Chief Technology Officer at eMed, launching an FDA-authorized digital health platform that rapidly scaled to serve millions of users and resulted in six issued patents. As Chief Technology Officer of BlueVoyant between 2019 and 2020, Mr. Ensey managed global cybersecurity operations, directed a $45 million budget, and successfully reduced annual cloud expenditures. Mr. Ensey also served as Chief Operating Officer of Riot Blockchain, Inc. (now Riot Platforms, Inc.) (NASDAQ: RIOT) from January 2018 to September 2018, and as Interim Chief Executive Officer from September 2018 to February 2019. Mr. Ensey’s educational background includes degrees and certifications relevant to technology leadership and cybersecurity. Mr. Ensey is qualified to serve on the Board based on his extensive leadership and expertise in technology and cybersecurity.

Allan Evans, Director

Dr. Allan Evans has served as Chief Executive Officer and director of Unusual Machines, Inc. (NYSE: UMAC) since December 2023. Prior to becoming Chief Executive Officer of Unusual Machines, Inc., Dr. Evans was the Chief Operating Officer of Red Cat Holdings, Inc. (NASDAQ: RCAT) from January 2021 to November 2023 and was the Chief Executive Officer of Fat Shark Holdings, Ltd. Dr. Evans is a serial entrepreneur with a history of founding and leading technological innovation. He has extensive experience in overseeing different emerging technologies. From August 2017 to October 2020, Dr. Evans served as a board member for Ballast Technologies, a company that specialized in technology for location-based entertainment. In November 2012, he co-founded Avegant, a technology company focused on developing next generation display technology to enable previously impossible augmented reality experiences. He led design, development, and initial production of the Glyph head mounted display and oversaw technology research and patent strategy while serving as Chief Technology Officer of Avegant until 2016. Dr. Evans has 47 pending or issued patents that cover a range of technologies from implantable medical devices to mixed reality headsets. Academically, his work has an h-index of 15, an i-index of 28, and has been cited in more than 1,000 publications. He has extensive experience with new technologies, engineering, business development, and corporate strategy, and his expertise in these areas strengthens the Company’s collective knowledge and capabilities. Dr. Evans is qualified to serve on the Board due to his management and public company experience and his experience in the technology industry.

Christopher R. Moe, Director

Mr. Moe is the Chief Financial Officer of Beeline Holdings, Inc. (NASDAQ: BLNE), a digital home loan lending and title platform designed to streamline the financing process. Previously, he was the Chief Financial Officer and director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery UAS producer. Earlier, he was the Chairman, Chief Executive Officer, and co-founder of ProBrass Inc., a rifle brass cartridge case manufacturing company that Vairog US acquired. He was also previously the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles, and the Chief Financial Officer and director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. He has served as the Chief Financial Officer and Director of Vectrix Corporation (LSE: VRX), Managing Director of GH Ventures, Managing Director of Kirkland-Ft. Worth Investment Partners, Chief Executive Officer of St. Louis Ship Industries, Vice President of Wasserstein, Perella & Co.’s merchant banking fund, and Vice President/Area Head with Citicorp’s Leveraged Capital Group. He serves as an independent director and chair of the Audit Committee of Red Cat Holdings, Inc. (NASDAQ: RCAT). He serves on the Advisory Board of Innovate Newport and is Trustee Emeritus of The Pennfield School. He is the former Vice Chairman and Treasurer of the Choir School of Newport County and former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. He served as a Captain of United States Marines and deployed with the 31st Marine Expeditionary Unit twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School. Mr. Moe is qualified to serve on the Board given his extensive experience as a board member and executive across public and private companies.

Except for terms set forth in the Merger Agreement, there are no arrangements or understandings between any of the foregoing officers and/or directors and any other persons pursuant to which such officers and/or directors was selected as an officer and/or director. In addition, there are no related party transactions involving any officers and/or directors that are reportable under Item 404(a) of Regulation S-K and there are no family relationships among any of the Company’s executive officers or directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2025, the Company filed Articles of Merger with the Secretary of State of the State of Nevada to effectuate the Acquisition and a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Charter Amendment”) to change the name of the Company to Datacentrex, Inc. from Thumzup Media Corporation (the “Name Change”). Pursuant to Nevada Revised Statutes Section 78.390(8), no stockholder approval was required for the Charter Amendment because it only related to a name change.

In addition, on December 15, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”) designating 16,240 shares as Series D, par value $0.001 per share. Each share of Series D is convertible into 1,000 shares of Common Stock, subject to adjustment; provided, however, the Company is prohibited from effecting a conversion of the Series D to the extent that, as a result of such conversion, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series D, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. As long as any shares of Series D are outstanding the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series D, (a) alter or change adversely the powers, preferences or rights given to the Series D or alter or amend the Series D COD, (b) amend its articles of incorporation or other charter documents in any manner that materially adversely affects any rights of the holder of the Series D, (c) increase the number of authorized shares of Series D, or (d) enter into any agreement with respect to any of the foregoing. Except as otherwise provided in the Series D COD or required by law, holders of the Series D have no voting rights. Series D ranks junior to the Company’s Series A Convertible Preferred Stock and pari passu with the Common Stock on an as-converted basis. In the event of liquidation, dissolution or winding up of the Company, the holders of Series D shares will share in the distribution of the Company’s assets on an as-converted basis together with the Common Stock, subordinate only to the Series A Convertible Preferred Stock. Holders of Series D shall be entitled to receive dividends on shares of Series D equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The foregoing descriptions of the Articles of Merger, Charter Amendment, and Series D COD do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Merger, Charter Amendment and the Series D COD, copies of which are filed as Exhibits 3.1, 3.2, and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the Name Change, the Company’s trading symbol for its Common Stock will begin trading on The Nasdaq Capital Market on December 16, 2025 under the symbol “DTCX” (the “Symbol Change”). The CUSIP number for the Company’s Common Stock following the Name Change and Symbol Change will be 256918103.

Item 8.01 Other Events

On December 15, 2025, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Merger, effective December 15, 2025
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation dated December 15, 2025
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated December 15, 2025
99.1	Press release dated December 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 2025	DATACENTREX, INC.

	By:	/s/ Parker Scott
	Name:	Parker Scott
	Title:	Chief Executive Officer